UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 29, 2006

GALAXY ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation)	0-32237 (Commission File Number)	98-0347827 (IRS Employer Identification No.)

1331 – 17th Street, Suite 730, Denver, Colorado 80202

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (303) 293-2300

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On November 29, 2006, Galaxy Energy Corporation (“Galaxy”), its subsidiaries, and the holders of the senior secured convertible notes issued by Galaxy on August 19, 2004 (the “2004 Notes”) and holders of senior secured convertible notes issued by Galaxy on May 31, 2005 (the “2005 Notes”) entered into a Waiver and Amendment Agreement.

Galaxy had notified the holders of the 2004 Notes and 2005 Notes of the fact that its accounts payable had exceeded the permitted $2,500,000 ceiling set forth in the 2004 Notes and 2005 Notes, thereby resulting in a Triggering Event under the terms of those Notes. Among other things, this would have enabled the holders of the Notes to require Galaxy to redeem all or any portion of the outstanding principal amount of the Notes at a price equal to the greater of (i) 125% of such principal plus accrued and unpaid interest and (ii) the product of the current conversion rate in effect under the Notes multiplied by the volume-weighted average price of Galaxy’s common stock. The holders agreed to waive the Triggering Event in consideration for an amendment to the 2004 Notes and 2005 Notes that reset the principal amounts of the Notes to 125% of the amounts outstanding as of October 31, 2006. Galaxy and the holders also agreed to waive any future Triggering Event that might result from Galaxy’s accounts payable exceeding $2,500,000. However, if Galaxy’s accounts payable should exceed $5,000,000, it would result in an immediate breach of the Notes. Galaxy and the holders agreed to other amendments with respect to the 2004 Notes and 2005 Notes and warrants previously issued by Galaxy to the holders.

Galaxy also obtained the consent of the holders of the 2004 Notes and 2005 Notes to the proposed sale of Galaxy’s Powder River Basin assets (the “PRB Sale”) to PetroHunter Energy Corporation (“PetroHunter”), a related party. Such consent is required as the holders have a security interest covering these assets. As a condition to the noteholders’ consent, the PRB Sale must be completed by February 28, 2007, Galaxy must be in compliance with the Waiver and Amendment Agreement and all of its obligations under the various agreements with the noteholders, and Galaxy will be required to (i) pay the 2004 Notes and 2005 Notes in full, (ii) deliver to the holders 1,000,000 of the PetroHunter shares to be received by Galaxy as part of the PRB Sale consideration and 10,000,000 shares of Galaxy common stock and (iii) retire all of its outstanding subordinated convertible debt using the consideration it receives in the PRB Sale. The holders and PetroHunter must enter into a suitable registration rights agreement with respect to the 1,000,000 PetroHunter shares.

If the PRB Sale is not consummated by December 31, 2006 and if Galaxy wishes to maintain the noteholders’ consent to the PRB Sale, Galaxy will issue 1,000,000 shares of its common stock to the holders and an additional 1,000,000 shares if the sale is not consummated by January 31, 2007. Galaxy has agreed to register these shares pursuant to the terms of a Registration Rights Agreement.

This summary description of the Waiver and Amendment Agreement and Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the document that is filed as an exhibit hereto.

Item 9.01     Financial Statements and Exhibits

Regulation S-K Number	Document
10.1	November 2006 Waiver and Amendment Agreement dated November 29, 2006 among Galaxy Energy Corporation, its subsidiaries and the investors named therein
10.2	Registration Rights Agreement dated November 29, 2006
99.1	Form of Press Release dated November 30, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GALAXY ENERGY CORPORATION
November 30, 2006	By: /s/ Marc E. Bruner Marc E. Bruner, President

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